Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES SECOND QUARTER 2015 RESULTS

Second Quarter Earnings Per Share Increased 30% to $0.26

Funded Debt Decreased $7.8 Million or 17.9% to $35.6 Million

NELSONVILLE, Ohio, July 22, 2015 - Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its second quarter ended June 30, 2015.

Second Quarter 2015 Sales and Income

Second quarter net sales were $68.6 million compared to $68.8 million in the second quarter of 2014. The Company reported second quarter net income of $2.0 million, or $0.26 per diluted share compared to net income of $1.5 million, or $0.20 per diluted share in the second quarter of 2014.

David Sharp, President and Chief Executive Officer, commented, “We continue to deliver exceptionally strong profit gains year-over-year highlighting the power of our business model. The enhancements we’ve made to our operating structure fueled improved gross margins and lower expenses in the second quarter, allowing us to translate a slight decrease in sales into a 30% increase in earnings per share. Our top-line comparison reflects certain one-time events such as a seeding program with a major retail partner during the year ago period that we didn’t repeat this year which impacted our wholesale results, offset by a significant increase in our contract military business. Based on current sell-through momentum, our fall order book and easier comparisons, we are confident that we can increase sales mid-single digits during the back half of 2015.”

Second Quarter Review

Net sales for the second quarter were $68.6 million compared to $68.8 million a year ago. Wholesale sales for the second quarter decreased 4.9% to $53.9 million compared to $56.7 million for the same period in 2014. Retail sales for the second quarter increased 1.2% to $10.2 million compared to $10.1 million for the same period last year. Military segment sales for the second quarter increased to $4.5 million compared to $2.0 million in the second quarter of 2014.

Gross margin in the second quarter of 2015 was $22.6 million, or 33.0% of sales, compared to $22.6 million, or 32.8% of sales, for the same period last year. The 20 basis point increase was driven by higher wholesale and retail gross margins, partially offset by the increase in military segment sales which carry lower gross margins than wholesale and retail.

Selling, general and administrative (SG&A) expenses were $19.4 million, or 28.3% of net sales, for the second quarter of 2015 compared to $20.0 million, or 29.1% of net sales, a year ago. The $0.6 million decrease in SG&A expenses was primarily attributable to lower incentive compensation expense.

Income from operations was $3.3 million, or 4.7% of net sales, compared to $2.5 million, or 3.7% of net sales, a year ago.

Interest expense was $176,000 for the second quarter of 2015, versus $225,000 for the same period last year.

The Company’s funded debt decreased $7.8 million or 17.9% to $35.6 million at June 30, 2015 compared to $43.4 million at June 30, 2014.

Inventories were $86.5 million at June 30, 2015 compared with $86.4 million on the same date a year ago.

Conference Call Information

The Company’s conference call to review second quarter 2015 results will be broadcast live over the internet today, Wednesday July 22, 2015 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, Creative Recreation®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding sales growth (paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2014 (filed February 27, 2015) and quarterly report on Form 10-Q for the quarter ended March 31, 2015 (filed April 30, 2015). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2015	December 31, 2014	June 30, 2014
	Unaudited	Audited	Unaudited
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$4,526,938	$4,616,694	$3,960,134
Trade receivables – net	58,073,165	55,807,103	54,088,664
Other receivables	605,019	476,480	754,889
Inventories	86,478,155	85,237,042	86,438,290
Income tax receivable	56,540	-	7,039
Deferred income taxes	1,291,907	1,291,907	1,104,050
Prepaid expenses	2,672,643	2,553,442	2,657,619
Total current assets	153,704,367	149,982,668	149,010,685
FIXED ASSETS – net	25,258,833	26,264,641	27,641,771
IDENTIFIED INTANGIBLES	36,615,202	36,681,644	36,741,214
OTHER ASSETS	269,620	299,490	348,958
TOTAL ASSETS	$215,848,022	$213,228,443	$213,742,628

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable	$19,436,481	$15,116,131	$18,433,803
Accrued expenses:
Taxes - other	521,327	532,470	539,919
Other	6,596,140	9,561,139	7,272,867
Total current liabilities	26,553,948	25,209,740	26,246,589

LONG TERM DEBT	35,593,360	36,270,373	43,359,640
DEFERRED INCOME TAXES	12,928,048	12,928,048	11,750,718
DEFERRED LIABILITIES	389,208	472,364	293,823
TOTAL LIABILITIES	75,464,564	74,880,525	81,650,770

SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding June 30, 2015 - 7,562,069; December 31, 2014 - 7,550,126; June 30, 2014 - 7,543,210	70,667,372	70,460,672	70,304,984
Retained earnings	69,716,086	67,887,246	61,786,874

Total shareholders' equity	140,383,458	138,347,918	132,091,858

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$215,848,022	$213,228,443	$213,742,628

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Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
NET SALES	$68,583,196	$68,822,520	$134,034,499	$134,605,804

COST OF GOODS SOLD	45,934,563	46,236,858	89,414,556	90,166,993

GROSS MARGIN	22,648,633	22,585,662	44,619,943	44,438,811

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	19,395,298	20,041,283	38,963,245	40,556,822

INCOME FROM OPERATIONS	3,253,335	2,544,379	5,656,698	3,881,989

OTHER INCOME AND (EXPENSES):
Interest expense	(176,186)	(225,299)	(341,262)	(443,972)
Other – net	4,524	6,381	(58,816)	232
Total other - net	(171,662)	(218,918)	(400,078)	(443,740)

INCOME BEFORE INCOME TAXES	3,081,673	2,325,461	5,256,620	3,438,249

INCOME TAX EXPENSE	1,079,000	814,000	1,840,000	1,203,000

NET INCOME	$2,002,673	$1,511,461	$3,416,620	$2,235,249

INCOME PER SHARE
Basic	$0.26	$0.20	$0.45	$0.30
Diluted	$0.26	$0.20	$0.45	$0.30

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,561,850	7,543,173	7,560,603	7,541,462
Diluted	7,578,713	7,545,319	7,572,467	7,542,871

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